UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)                                 November 30, 2017

GUARANTY FEDERAL BANCSHARES, INC.

(Exact name of registrant as specified in charter)

Commission File Number: 0-23325

Delaware	43-1792717
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

1341 West Battlefield
Springfield, Missouri 65807

(Address of principal executive offices, including zip code)

(417) 520-4333

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement

On November 30, 2017, Guaranty Federal Bancshares, Inc., a Delaware corporation (“Guaranty”), entered into an Agreement and Plan of Merger with Hometown Bancshares, Inc., a Missouri corporation (“Hometown”) (the “Agreement”).  Pursuant to the terms of the Agreement, Hometown will merge into Guaranty, with Guaranty being the surviving corporation. Under the terms of the Agreement, each share of Hometown common stock will be exchanged for $20.00 in cash and the transaction is valued at approximately $4.6 million. The description of the Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The acquisition has been approved by the board of directors of each of Guaranty and Hometown and is subject to certain regulatory approvals as well as the approval and adoption of the Agreement by Hometown’s shareholders. Guaranty and Hometown have made customary representations and warranties about their business and covenants pending the closing of the acquisition, including covenants by Hometown to cause Hometown Bank, National Association, its wholly-owned bank subsidiary, to conduct its business in the ordinary course.  Hometown has agreed not to (i) solicit proposals related to alternative business combination transactions or (ii) subject to certain exceptions, enter into discussions or negotiations or provide confidential information in connection with any proposals for alternative business combination transactions. Each party also has the right to terminate the Agreement under certain circumstances.

The Agreement, which has been included to provide investors with information regarding its terms, contains representations and warranties of each of Guaranty and Hometown. The assertions embodied in those representations and warranties were made for purposes of the Agreement and are subject to qualifications and limitations agreed by the respective parties in connection with negotiating the terms of the Agreement.  In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what a shareholder might view as material, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts.  Interested parties should read the Agreement, together with the other information concerning Guaranty, publicly filed in reports and statements with the Securities and Exchange Commission.

Item 7.01.  Regulation FD Disclosure

A copy of the Press Release, dated December 1, 2017, issued by Guaranty announcing the pending acquisition of Hometown is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits.

2.1 99.1	Agreement and Plan of Merger, between Guaranty Federal Bancshares, Inc. and Hometown Bancshares, Inc. dated November 30, 2017. Press Release, dated December 1, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Guaranty Federal Bancshares, Inc.

Dated: December 1, 2017	By:	/s/ Shaun A. Burke
Shaun A. Burke
President and Chief Executive Officer